Exhibit 10.17

CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

________________COUNTY

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) ss.

STATE OF ___________

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Defendant, The Digital Development Group Corp., a Nevada corporation (“Defendant”), hereby knowingly and voluntarily waives service of process and consents to the entry of one of the Judgments by Confession attached hereto as Exhibit A and Exhibit B (collectively, the “Judgment by Confession”), to be entered in either federal or state court at the request and discretion of counsel for Tonaquint, Inc., a Utah corporation, and its successors or assigns (“Plaintiff”), if an Event of Default (as defined in that certain Secured Convertible Promissory Note dated April 2, 2013 (the “Note”)) occurs.  The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the Note, including principal, interest, original issue discount, charges, penalties, adjustments, fees, premiums, or any other amount recoverable under the Note, together with reasonable attorneys’ fees and collection costs, at the time the Judgment by Confession is filed.  Plaintiff agrees it will not file the Judgment by Confession unless and until an Event of Default has occurred under the Note; provided, however, that upon such an occurrence, Plaintiff shall be entitled to immediately file such Judgment by Confession in either state or federal court, at Plaintiff’s discretion, in ex parte fashion.  Plaintiff’s counsel or Plaintiff shall provide the Court with an affidavit stating that Defendant has failed to abide by and satisfy the terms of the Note and stating the Judgment Amount.

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THE DIGITAL DEVELOPMENT GROUP CORP.

By: /s/ Martin W. Greenwald

Dated: ________________________

Martin W. Greenwald, CEO

Subscribed and sworn to before me by ________________ on this ___ day of _______ 2013.

____________________________________

Notary Public

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